UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/01/2007

INTERNATIONAL FUEL TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25367

NV	880357508
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7777 Bonhomme, Suite 1920, St. Louis, MO 63105
(Address of principal executive offices, including zip code)

314-727-3333
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Effective November 12, 2007, International Fuel Technology, Inc. (the "Company") received a loan commitment from Harry F. Demetriou, a director of the Company and the holder of over five (5%) percent of the Company's common stock. Pursuant to the terms of the loan commitment, Mr. Demetriou loaned $500,000 to the Company (the "Loan"). In connection with the Loan, on November 12, 2007, the Company executed a promissory note (the "Original Note") in favor of Mr. Demetriou. As discussed under Item 1.02 below, the Company and Mr. Demetriou terminated the Original Note, and the Company executed a new promissory note (the "New Note"), effective December 1, 2007. Pursuant to the terms of the New Note, which are substantially the same as the terms of the Original Note, the Loan accrued interest at the rate of 15% per year in arrears, was to become due and payable on January 1, 2009, and was guaranteed by Rex Carr, a director of the Company and the holder of over five (5%) percent of the Company's common stock.

Also as discussed in Item 1.02 below, the Company and Mr. Demetriou terminated the New Note effective March 31, 2008. In exchange for the Loan and termination of the New Note, the Company agreed to issue, and Mr. Demetriou agreed to receive, 1 million restricted shares of the Company's common stock.

The Company intends to use the proceeds of the Loan for working capital purposes. The Company continues to explore opportunities to raise additional capital from external sources, but until such time as favorable financing can be secured, the Company expects to rely on funding from internal sources.

The descriptions of the Original Note and New Note are qualified in their entirety by reference to the terms and conditions contained in these documents, which the Company intends to file with its Annual Report on Form 10-K for the fiscal year ending December 31, 2007.

Item 1.02.    Termination of a Material Definitive Agreement

As noted above, on December 10, 2007, the Company and Mr. Demetriou terminated the Original Note and executed the New Note, effective December 1, 2007. On March 31, 2008, the Company and Mr. Demetriou terminated the New Note. The terms of the Original Note and New Note are substantially the same and are described in Item 1.01, which description is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective December 1, 2007, the Company entered into and delivered the New Note to Mr. Demetriou in connection with the Loan, as discussed in Item 1.01 above. The terms of the New Note and the Loan are described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference. On March 31, 2008, the Company and Mr. Demetriou agreed to terminate the New Note.

Item 3.02.    Unregistered Sales of Equity Securities

On March 31, 2008, in reliance on Rule 506 of the Securities Act of 1933, as amended, the Company issued 1 million restricted shares of its common stock to Mr. Demetriou, an accredited investor, in consideration of the Loan and termination of the New Note. The terms of the Loan and New Note are discussed in Item 1.01 above, which description is incorporated herein by reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FUEL TECHNOLOGY, INC.

Date: March 31, 2008	By:	/s/ Jonathan R. Burst
Jonathan R. Burst
Chief Executive Officer